EXHIBIT 99.3


                             ASA INTERNATIONAL LTD.

            Proxy for Special Meeting to be held on __________ , 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         THE UNDERSIGNED hereby appoints Alfred C. Angelone and Terrence C. McCarthy, or either of them, as Proxy with full power of substitution to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of ASA INTERNATIONAL LTD., to be held at the Corporation's offices, located at 10 Speen Street, Framingham, Massachusetts 01701, on __________, 2002 at 10:00 a.m. local time, and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Corporation to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs Alfred C. Angelone and Terrence C. McCarthy, or either of them, to vote in accordance with his judgment on any matters that may properly come before the meeting, all as indicated in the notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

         If no direction is made, this Proxy will be voted FOR proposals 1, 2, 3 and 4.

1. Proposal to approve the issuance of shares of the Corporation's common stock in the merger of CompuTrac, Inc. with and into Rainmaker Software, Inc., a wholly-owned subsidiary of the Corporation, as contemplated by the Agreement and Plan of Merger dated as of January 3, 2002 by and among the Corporation, Rainmaker and CompuTrac. The Corporation will issue approximately .21 shares of its common stock and pay approximately $.20 in cash, subject to certain adjustments, in exchange for each share of outstanding CompuTrac common stock.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. Proposal to approve an amendment to the Corporation's Certificate of Incorporation to increase the Corporation's authorized shares of common stock to 8,000,000 shares.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Proposal to elect five (5) members of the Board of Directors of the Corporation.

     INSTRUCTION: To withhold authority for any individual nominee STRIKE such nominee's name from the list below.

     [ ] FOR ALL nominees listed below (except as marked to the contrary below).

     [ ] AGAINST ALL nominees listed below.

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

             Alfred C. Angelone; Alan J. Klitzner; William A. Kulok;
                    James P. O'Halloran; and Robert L. Voelk

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4.   Proposal to ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as the Corporation's independent auditors for the fiscal year ending December 31, 2002.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

            MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

5. In their discretion, to transact any other business that properly comes before the special meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT AS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                              Dated:__________________ , 2002


                                              _______________________________
                                              Signature


                                              _______________________________
                                              Signature, if held jointly


                                              _______________________________
                                              Printed Name(s)


                                              _______________________________
                                              Address

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by an authorized officer and indicate the signer's office. If a partnership, sign in the partnership name by authorized person.

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